UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 23, 2005


                              THE COCA-COLA COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                     001-02217                58-0628465
     (State or other                (Commission              (IRS Employer
      jurisdiction                  File Number)            Identification No.)
   of incorporation)


              One Coca-Cola Plaza
                Atlanta, Georgia                                30313
    (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (404) 676-2121


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  // Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

  // Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

  // Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  // Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Definitive Material Agreement.

Effective April 1, 2005, The Coca-Cola Company (the "Company") and Deval L. Patrick, former Executive Vice President, General Counsel and Secretary of the Company, entered into (i) a letter agreement, dated April 1, 2005 (the "Letter Agreement") and (ii) a Full and Complete Release and Agreement on Competition, Trade Secrets and Confidentiality (the "Release").

The Letter Agreement and the Release are attached hereto as Exhibit 99.1 and 99.2, respectively. The Letter Agreement provides that Mr. Patrick will be available to provide advice and services through December 31, 2005 to assure a smooth transition of the Company's Legal Function. The Company will pay Mr. Patrick a fee of $2.1 million as compensation for his availability and services. The Release provides, among other items, that Mr. Patrick releases all claims against the Company and agrees to certain non-compete and non-solicitation provisions through January 31, 2007.


Item 1.02   Termination of Material Definitive Agreement.

On March 23, 2005, the Company announced that Alexander R.C. Allan will retire from the Company. Mr. Allan will step down from his current positions on May 1, 2005 and will work closely with the Company until the end of 2005 to assure a smooth transition. Pursuant to the Company's normal policy for expatriates, Mr. Allan's retirement will be effective December 31, 2006. Additionally, because they are no longer relevant due to Mr. Allan's announced retirement, Mr. Allan was notified that the Employment Agreements, each dated as of March 11, 2002, between Mr. Allan and the Company and Mr. Allan and The Coca-Cola Export Corporation would be ended. These agreements had provided for an allocation of Mr. Allan's time between his duties as an executive of the Company and as President and Chief Operating Officer, Europe, Eurasia and Middle East.


Item 8.01  Other Items

On March 23, 2005, the Company announced that effective May 1, 2005 it was making certain changes to its operating structure impacting its Europe, Eurasia & Middle East operating segment and its Asia operating segment. The Company is replacing these operating segments with three new operating segments, the European Union Group, the North Asia, Eurasia & Middle East Group, and the Southeast Asia & Pacific Rim Group. The European Union Group will include the Company's operations in all of the current member states of the European Union as well as the European Free Trade Association countries. The North Asia, Eurasia & Middle East Group will include China, Japan, the Eurasia & Middle East Division, the markets of Russia, Ukraine and Belarus and other European countries not in the European Union Group. The Southeast Asia & Pacific Rim Group will include India, the Philippines, the Company's Southeast & West Asia Division, and the Company's South Pacific & Korea Division.

Item 9.01(c)  Exhibits


       Exhibit 99.1 Letter, dated April 1, 2005, from Cynthia P. McCague, Senior Vice President of The Coca-Cola Company to Deval L. Patrick

       Exhibit 99.2 Full and Complete Release and Agreement on Competition, Trade Secrets and Confidentiality

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE COCA-COLA COMPANY
                                               (REGISTRANT)


Date: April 6, 2005              By:        /s/ Cynthia McCague
                                            --------------------------------
                                                Cynthia McCague
                                                Senior Vice President

                            EXHIBIT INDEX
                            -------------


 Exhibit No.
 -----------

       Exhibit 99.1 Letter, dated April 1, 2005, from Cynthia P. McCague, Senior Vice President of The Coca-Cola Company to Deval L. Patrick

       Exhibit 99.2 Full and Complete Release and Agreement on Competition, Trade Secrets and Confidentiality